Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-202442 and 333-228957) and Registration Statements on Form S-3 (No. 333-169826 and 333-182428) of The Andersons, Inc. of our report dated February 21, 2019 relating to the consolidated financial statements of Lux JV Treasury Holding Company, S.à r.l., which appears in this Current Report on Form 8‑K of The Andersons, Inc.

/s/ PricewaterhouseCoopers LLP

London, Canada
March 18, 2019

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